UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 12, 2011

Non-Invasive Monitoring Systems, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Florida	0-13176	59-2007840
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4400 Biscayne Blvd., Miami, Florida		33137
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	305-575-4200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 1.01 Entry into a Material Definitive Agreement.

See Item 2.03.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On September 12, 2011, Non-Invasive Monitoring Systems, Inc. ("NIMS") entered into a Promissory Note in the principal amount of $50,000.00 with Frost Gamma Investments Trust (the "Frost Gamma Note"), a trust controlled by Dr. Phillip Frost, which beneficially owns in excess of 10% of our common stock. Also, on September 12, 2011, NIMS entered into a Promissory Note in the principal amount of $50,000 with Marie Wolf (the "Wolf Note"). The interest rate payable by NIMS on both the Frost Gamma Note and the Wolf Note is 11% per annum, payable on the maturity date of September 12, 2014 (the "Maturity Date") of the respective notes. Each of the Frost Gamma Note and the Wolf Note may be prepaid in advance of the Maturity Date.
The foregoing is only a brief summary of some of the terms of the Frost Gamma Note and the Wolf Note, respectively, and does not purport to be complete. Please refer to the Frost Gamma Note, which is attached as Exhibit 10.1 for its full terms, and the Wolf Note, which is attached as Exhibit 10.2 for its full terms.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Non-Invasive Monitoring Systems, Inc.

September 16, 2011	By:	James Martin

Name: James Martin
Title: Chief Financial Officer

Top of the Form

Exhibit Index

Exhibit No.	Description

10.1	Non-Invasive Monitoring Systems, Inc. Promissory Note in Favor of Frost Gamma Investments Trust
10.2	Non-Invasive Monitoring Systems, Inc. Promissory Note in Favor of Marie Wolf